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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Mackinac Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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 130 South Cedar Street
Manistique, Michigan 49854

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 28, 2014

                NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Mackinac Financial Corporation (the "Corporation"), a Michigan corporation, will be held on Wednesday, May 28, 2014, at 11:00 a.m. EDT, at The Townsend Hotel, 100 Townsend Street, Birmingham, Michigan 48009, for the following purposes:

    1.
    To elect four (4) Directors, each to hold office for a three-year term;

    2.
    To consider and act upon the proposal to approve the Amended and Restated Articles of Incorporation;

    3.
    To approve the compensation of our named executive officers as disclosed in the accompanying proxy statement (this is a non-binding, advisory vote) ("Say-on-Pay");

    4.
    To ratify the appointment of Plante Moran, PLLC as independent auditors for the year ending December 31, 2014;

    5.
    To consider and vote upon the adjournment of the annual meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the Amended and Restated Articles of Incorporation; and

    6.
    To transact such other business as may properly come before the annual meeting or any adjournment thereof, all in accordance with the accompanying proxy statement.

                The Board of Directors of the Corporation recommends a vote for proposals 1, 2, 3 and 5, and for the ratification of proposal 4.

                The Board of Directors has fixed April 21, 2014, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment of the meeting.

                We call your attention to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the annual meeting. Please read it carefully.

                If you have questions or comments, please direct them to Mackinac Financial Corporation, 130 South Cedar Street, Manistique, Michigan 49854, Attention: Paul D. Tobias. Please also contact Paul D. Tobias if you would like directions to the annual meeting.

By order of the Board of Directors
/s/ Paul D. Tobias
Paul D. Tobias
Chairman and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 28, 2014: The Proxy Statement, Form 10-K for the year ended December 31, 2013 and the 2013 Annual Report to Shareholders are available at www.bankmbank.com.

Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. Note that if the stock is held in more than one name, all parties must sign the proxy form.

Dated: April     , 2014

130 South Cedar Street
Manistique, Michigan 49854

April     , 2014

PROXY STATEMENT

              This proxy statement and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Mackinac Financial Corporation (the "Corporation"), a Michigan corporation, to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Wednesday, May 28, 2014, at 11:00 a.m. EDT, at The Townsend Hotel, 100 Townsend Street, Birmingham, Michigan 48009, for the purposes set forth in the accompanying notice and in this proxy statement.

              This proxy statement is being mailed on or about April     , 2014, to all holders of record of common stock of the Corporation as of the record date. The Board of Directors of the Corporation has fixed the close of business on April 21, 2014, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment of the meeting. As of the record date, there were                         shares of common stock outstanding. Each outstanding share will entitle the holder to one vote on each matter presented for vote at the meeting.

              If a proxy in the enclosed form is properly executed and returned to the Corporation, the shares represented by the proxy will be voted on each matter that properly arises at the meeting and any adjournment of the meeting. If a shareholder specifies a choice as to a particular matter, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all of the nominees named in the proxy statement, for the proposal to approve the Amended and Restated Articles of Incorporation, for the Say-on-Pay proposal, for ratification of the independent auditors, for the adjournment of the annual meeting, if necessary, to solicit additional proxies in favor of the proposal to amend and restate the Articles of Incorporation, and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting.

              Brokers do not have discretion to cast votes on non-routine matters with respect to any shares held in street name for which they have not received voting directions from the beneficial owners. Therefore, if you hold your shares in street name, you must vote your proxy if you wish your shares to be voted in the election of directors, as well as with respect to the approval of the Amended and Restated Articles of Incorporation, approval of the compensation of our executives or to approve the adjournment of the annual meeting. A proxy may be revoked before exercise by notifying the Chief Executive Officer of the Corporation in writing or in open meeting, by submitting a proxy of a later date or attending the meeting and voting in person. All shareholders are encouraged to date and sign the enclosed proxy, indicate your choice with respect to the matters to be voted upon, and return it to the Corporation.

Quorum, Required Vote, and Related Matters

              Quorum.    A quorum is present if a majority of the votes entitled to be cast on a proposal are represented at the annual meeting in person or by proxy. For purposes of determining a quorum, shareholders who are present in person or are represented by proxy, but who abstain from voting, are considered present and count toward the determination of the quorum. Shares reported as broker non-votes are also considered to be shares present for purposes of determining whether a quorum is present.

              "Street Name" Accounts.    If you hold shares in "street name" with a broker, bank, or other custodian, you will receive voting instructions from the holder of record of your shares. In some cases, a broker may be able to vote your shares even if you provide no instructions. But on other matters (such as the election of directors and approvals of the Amended and Restated Articles of Incorporation, the executive compensation and the adjournment of the annual meeting) your broker may vote the shares held for you only if you provide voting instruction. Shares for which a broker does not have the authority to vote are recorded as a "broker non-vote" and are not counted in the vote by shareholders.

              If you hold your shares in street name through a broker, bank, or other nominee, it is critical that you cast your vote if you want it to count in the election of our director nominees, for the approvals of the Amended and Restated Articles of Incorporation, the Say-on-Pay proposal, or the adjournment proposal.    In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your broker, bank, or other nominee was allowed to vote those shares on your behalf as they felt appropriate. However, new regulations now prohibit your broker, bank, or other nominee from voting uninstructed shares on a discretionary basis on proposals one, two, three or five at the annual meeting. Thus, if you hold your shares in street name and you do not instruct your broker how to vote at the meeting, no votes will be cast on your behalf for proposals one, two, three or five. Further, if you abstain from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

              Proposal No. 1 – Election of Directors.    Directors are elected by a plurality of the votes cast by the shares entitled to vote. For this purpose, a "plurality" means that the individuals receiving the largest number of votes are elected as directors. You may vote in favor of the nominees specified on the accompanying form of proxy or may withhold your vote as to one or more of such nominees. Shares withheld or not otherwise voted in the election of directors (because of abstention, broker non-vote, or otherwise) will have no effect on the election of directors.

              Proposal No. 2 – Amended and Restated Articles of Incorporation.    The proposal to amend and restate the Articles of Incorporation will be approved if the number of shares of common stock voted in favor of the matter exceed the number of shares of common stock voted against the matter. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted "FOR" the approval of the Amended and Restated Articles of Incorporation. We will not count abstentions, broker non-votes or the failure to return a signed proxy as either for or against this proposal, so abstentions, broker non-votes and the failure to return a signed proxy will not affect the outcome of the votes on this matter.

              Proposal No. 3 – Say-on-Pay.    With respect to proposal no. 3, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceed the number of shares of common stock voted against the matter. This vote is advisory and will not be binding upon our board of directors. However, the Compensation Committee and the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted "FOR" the approval of the compensation of the Corporation's named executive officers. Abstentions, broker non-votes or the failure to return a signed proxy will not be counted as either a vote for or against this proposal, so abstentions, broker non-votes and the failure to return a signed proxy will not affect the approval of the non-binding resolution to approve the compensation of the Corporation's named executive officers.

              Proposal No. 4 – Ratification of Independent Auditors.    The appointment of Plante Moran, PLLC as independent auditors will be ratified if more shares are voted for the ratification than are voted against the ratification. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted "FOR" the ratification. Shares not voted (because of abstention, broker non-vote, or otherwise) will have no effect on the ratification.

              Proposal No. 5 – Adjournment of Annual Meeting, If Necessary.    The proposal to adjourn the annual meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the Amended and Restated Articles of Incorporation requires that more shares are voted for the adjournment than are voted against the adjournment. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted "FOR" the approval of the adjournment. Shares not voted (because of abstention, broker non-vote, or otherwise) will have no effect on the outcome of this matter.

 PROPOSAL 1: ELECTION OF DIRECTORS

              The Bylaws and Articles of Incorporation of the Corporation provide for a Board of Directors consisting of a number of members to be determined by resolution adopted by the affirmative vote of at least eighty percent (80%) of the Board of Directors and a majority of the Continuing Directors (as defined in the Articles). The Board of Directors has fixed the number of Directors at ten (10). The Articles of Incorporation of the Corporation and the Bylaws also provide for the division of the Board of Directors into three (3) classes of nearly equal size with staggered three-year terms of office. See "Information about Directors and Nominees–Director Information" below. Four persons have been nominated for election to the Board, each to serve a three-year term expiring at the 2017 annual meeting of shareholders.

Term Expiring in 2014	Term Expiring in 2015	Term Expiring in 2016
Dennis B. Bittner	Walter J. Aspatore	Robert E. Mahaney
Joseph D. Garea	Robert H. Orley	Paul D. Tobias
Kelly W. George	Randolph C. Paschke	David R. Steinhardt
L. Brooks Patterson

              Unless otherwise directed by a shareholder's proxy, the persons named as proxy holders in the accompanying proxy will vote for Messrs. Bittner, Garea, George and Patterson, the nominees named below. Messrs. Bittner, Garea, George and Patterson are currently Directors of the Corporation, and its subsidiary, mBank (the "Bank"), and are the members of the class of Directors of the Corporation whose terms expire at the 2014 annual meeting. In the event that any of the nominees become unavailable, which is not anticipated, the Board of Directors at its discretion, may reduce the number of Directors or designate substitute nominees, in which event the enclosed proxy will be voted for such substitute nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

OUR BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE ELECTION OF THE FOUR DIRECTOR NOMINEES

Information about Directors and Nominees

Director Information

              The following information has been furnished to the Corporation by the respective Directors. Each of them has been engaged in the occupations stated below during the periods indicated, or if no period is indicated, for more than five years.

Nominees Standing for Election	Age	Principal Occupation	Director of Corporation Since
Dennis B. Bittner	64	Owner and President, Bittner Engineering, Inc. (A professional services company providing planning, development and consultation related services on civil, environmental and architectural engineering projects.) Mr. Bittner's qualifications as a Director include the management/ownership of an engineering company, his many years of business related consultation to a broad array of public and private companies along with his prior career experience as an engineer with State and Federal Agencies.	2001

Joseph D. Garea	59	Investment Advisor, Managing Director Hancock Securities and related companies (provides investment portfolio management services to banks, thrift institutions and other institutional clients.) Mr. Garea's qualifications as a Director include his historical employment within the financial service industry, his current service as a member of the BOD of three banks, with a variety of committee responsibilities including the chairmanship of audit and compensation, along with his other current advisory services to numerous public and private financial service organizations.	2007
Kelly W. George	46	President and Chief Executive Officer of the Bank and President of the Corporation. Mr. George's qualifications to serve as a Director include his employment within the financial services industry for over twenty years with employment as a regulator for the Federal Reserve system, along with lending experience, prior to joining this Corporation.	2006
L. Brooks Patterson	74	County Executive, Oakland County, Michigan. Mr. Patterson's qualifications to serve as a Director include his many years of service as the County Executive of Oakland County and his academic background, along with a distinguished career as a prosecuting attorney.	2006
Continuing Directors
Whose Terms Expire in 2015	Age	Principal Occupation	Since
Walter J. Aspatore (currently designated as "Lead Director")	71	Chairman, Methode Electronics Corp. (Developer of customer-engineered and application-specific products and solutions using the latest technologies). Mr. Aspatore's qualifications to serve on the Board encompass a broad financial background which spans across several decades as CEO and board member in a wide variety of national and international publicly held companies.	2004
Robert H. Orley	58	Real Estate Developer, Founding Partner, O2 Investments, LLC (real estate and corporate development and management.) Mr. Orley's qualifications as director include a background in real estate management and corporate developments, along with his academic background.	2004
Randolph C. Paschke	64	Director of External Relations and Community Engagement, School of Business Administration at Wayne State University. From August 2002 to 2012–Chair, Department of Accounting and Interim Chair of The Department of Finance (2009-2010) in the School of Business Administration at Wayne State University. Mr. Paschke's qualifications as a Director include 32 years in an international accounting firm, 20 years as a partner with 16 years as a practice managing partner, a licensed CPA since 1972, along with his service as chair of the accounting department at Wayne State University.	2004
Whose Terms Expire in 2016	Age	Principal Occupation	Since
Robert E. Mahaney	55	Founder and President, Veridea Group, LLC (A commercial and residential real estate development and hotel management company). Mr. Mahaney is also a private equity investor in a number of lodging and other businesses. Mr. Mahaney's qualifications to serve on the Board include his many business ventures and previous financial services experience, coupled with his academic background, professional designations and community involvement.	2001

Paul D. Tobias	63	Chairman and Chief Executive Officer of the Corporation and Chairman of the Bank from December 2004 to present. Mr. Tobias' qualifications as a director included his experience as a banking and financial services executive, along with his knowledge of the Corporation as Chief Executive Officer.	2007
David R. Steinhardt	44	Co-Founder and Board Member, KCPS & Company Ltd; Managing Partner and Portfolio Manager, Wooster Capital Management. Mr. Steinhardt has served as Managing Director and Head of Research at Centurion Investment Group and as an analyst and assistant portfolio manager at Spears, Benzak, Salomon and Farrell. Mr. Steinhardt's qualifications to serve as a Director include his vast experience in capital management and his educational background.	2012

              The Corporation believes that its Board as a whole should encompass a range of talent, skill, diversity, and expertise enabling it to provide sound guidance with respect to the Corporation's operations and interests. In addition to considering a candidates' background and accomplishments, candidates are reviewed to maintain the current majority of Directors which qualify as "independent" under the rules of the Nasdaq Stock Market, LLC ("Nasdaq").

              The Corporation's Board has considered the independence of the nominees for election at the annual meeting, and the continuing Directors under the rules of The Nasdaq Stock Market LLC. The Board has determined that all of the nominees and continuing Directors are independent under Nasdaq rules except Mr. Tobias, Chairman and Chief Executive Officer of the Corporation and Chairman of the Bank, Mr. George, President of the Corporation and President and Chief Executive Officer of the Bank, and Director Robert Mahaney. Messrs. Tobias and George are not independent because of their services as Executive Officers of the Corporation and the Bank. Mr. Mahaney is not independent under Nasdaq rules as a result of the transaction described under "Indebtedness of and Transactions with Management" below.

 PROPOSAL NO. 2: APPROVAL OF AMENDED AND RESTATED
ARTICLES OF INCORPORATION

              Our Board of Directors is committed to ensuring that our corporate governance policies and procedures meet or exceed the requirements of applicable laws, regulations and rules, as well as the listing standards of Nasdaq, and therefore, is continually evaluating such policies and procedures. As part of this process, we completed a comprehensive review of our articles of incorporation and bylaws, and worked with management and external advisors to develop recommendations for amendments to these documents. This review highlighted changes that were necessary to reflect current market practices and changes in corporate governance best practices since the Restated Articles of Incorporation were implemented in 1996.

              After due consideration, the Board of Directors has unanimously approved and recommends that shareholders vote to approve to amend and restate the Corporation's current Restated Articles of Incorporation (the "Articles") to contain certain amendments described herein (collectively, the "Amendments"). The proposed Amendments achieve several purposes: (i) to help the Corporation retain and recruit strong leadership on the Board of Directors, (ii) to ensure that potential suitors for the Corporation engage the Board of Directors in any change of control discussions to ensure a fair price to shareholders in the event of such interests, (iii) to consolidate the Articles into a single document to simplify and streamline review, facilitate use and avoid confusion, and (iv) to revise, amend or delete obsolete provisions or sections of the Articles. After careful consideration, and consultation with our legal advisors, our Board determined that the Amendments are consistent with corporate governance best practices and that amending and restating the articles would be in the best interests of the Corporation and its shareholders. Therefore, the Board is recommending that shareholders approve the proposed Amended and Restated Articles of Incorporation.

              The proposed Amendments to the Articles are described below and a form of Amended and Restated Articles of Incorporation (the "Amended and Restated Articles") is attached to this Proxy Statement as Appendix A. If the proposed Amended and Restated Articles are approved at the annual meeting, we will file the Amended and Restated Articles with the Corporations Division, Corporations, Securities and Commercial Licensing Bureau of the Michigan Department of Licensing and Regulatory Affairs (the "Corporation Division"), promptly following the meeting.

THIS SUMMARY OF PROPOSED CHANGES TO THE ARTICLES IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX A. PLEASE READ THIS SECTION OF THE PROXY STATEMENT, TOGETHER WITH THE EXHIBIT ATTACHED HERETO, CAREFULLY BEFORE VOTING ON THIS PROPOSAL.

The Corporation's existing Restated Articles of Incorporation consist of eight (8) documents:

    (1)
    Restated Articles of Incorporation filed in January 1996 (the "1996 Articles");

    (2)
    Certificate of Amendment filed in May 1996, which increased the authorized stock and added the following articles: VII Board of Directors, VIII Notification of Shareholder Proposals, IX Amendment of Articles VII, VIII or IX and X Board Evaluation of Certain Offers (the "1996 Amendment");

    (3)
    Certificate of Amendment filed in April 1998 changing the name of the corporation to North Country Financial Corporation (the "1998 Name Change Amendment");

    (4)
    Certificate of Amendment filed in August 1998 to increase the authorized stock of the corporation (the "1998 Stock Amendment");

    (5)
    Certificate of Amendment filed in July 2000 which sets forth provisions creating a series of preferred stock as Series B Junior Participating Preferred Stock (the "Series B Amendment");

    (6)
    Certificate of Amendment filed in December 2004 to change the name of the corporation to Mackinac Financial Corporation and to effect a reverse stock split (the "2004 Amendment");

    (7)
    Certificate of Amendment filed in March 2009 to delete the provisions of the Series B Amendment in their entirety (the "2009 Amendment"); and

    (8)
    Certificate of Designations filed in April 2009 which sets forth provisions creating a series of preferred stock as Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the "Series A Amendment").

Following is a summary of the recommended Amendments to the Articles:

PURPOSE

              The 1996 Amendment contains a description of the corporate purpose that does not fully reflect the Corporation's present business. The purpose of the business has been amended to include activities associated with the engagement in, or acquisition of interests in companies that engage in, banking activities as defined by the Board of Governors of the Federal Reserve System. This amendment more fully describes the current business of the Corporation.

REGISTERED OFFICE AND RESIDENT AGENT

              The resident agent has been changed to Ernie R. Krueger, the Corporation's Executive Vice President and Chief Financial Officer.

AUTHORIZED STOCK AND RELATIVE RIGHTS

              The Amended and Restated Articles maintains the total number of shares of all classes of capital stock which the Corporation shall have the authority to issue at 18,500,000 shares consisting of (i) 500,000 shares of preferred stock, no par value per share and (ii) 18,000,000 shares of common stock, no par value per share. As of April 21, 2014, there were                                     shares of common stock issued and outstanding, and 189,348 shares of common stock were reserved for issuance under the Corporation's various stock option and purchase plans. As of April 21, 2014, there were no shares of preferred stock issued and outstanding of the 11,000 shares of preferred stock that were previously designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the "Series A Preferred"). The Amended and Restated Articles make clear our previously designated Series A Preferred (which have been redeemed by the Corporation) have been cancelled and no series of preferred shares are currently designated or outstanding.

              The existing authorized preferred stock is subject to the right of the Board of Directors to fix the relative voting, dividend rates, conversion or redemption prices, maturity dates, liquidation and other terms, rights, preferences and limitations of such shares at the time of issuance. No further authorization for issuance of common shares or preferred shares by shareholder vote is required under the Corporation's Articles and none would be required prior to the issuance of the additional common or preferred shares by the Corporation, except as may be required by any federal or state law, regulation or stock exchange rules.

Shareholders have no preemptive rights under the existing Articles to acquire any shares issued by the Corporation, and would not acquire any such rights with respect to any additional shares that may be issued if the proposed Amended and Restated Articles are adopted.

SHAREHOLDER ACTION BY WRITTEN CONSENT

              The Amended and Restated Articles also contain a provision allowing for the right of shareholder action through less than unanimous written consent. This provision would provide that any action required or permitted by the Michigan Business Corporation Act (the "Act") to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if such action is authorized by the Board of Directors and consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. Currently, shareholders may act without a meeting only by unanimous written consent, which is the standard under Michigan law.

              The amendment to this provision would allow, with authorization from the Board of Directors, shareholders to effect change with less than unanimous agreement without being forced to wait for a shareholders' meeting to do so. After careful consideration, the Board of Directors has determined that it is appropriate to provide additional rights for shareholders to act by written consent, and approved the amendment to be included in the Amended and Restated Articles for shareholder consideration. Accordingly, if the Amended and Restated Articles are approved by shareholders at the Annual Meeting, thereafter any action required or permitted to be taken at any meeting of shareholders may be taken by the written consent of shareholders having at least the minimum number of votes that would be necessary to take the action at a meeting at which all shareholders entitled to vote are present and voting.

              In order to protect the rights of all shareholders and enhance the transparency of the written consent process, the shareholders' ability to act by less than unanimous written consent would be subject to certain parameters, including:

  •
  The proposed action shall have been approved by the Board of Directors of the Corporation before the consent of shareholders is executed.

  •
  Any corporate action to be taken by written consent shall not be effective until, and the shareholders of the Corporation shall be able to give or revoke written consents for, at least 20 days from the date of commencement of a solicitation of consents, other than corporate action by written consent taken pursuant to solicitations of not more than 10 persons.

  •
  Consents to corporate action shall be valid for a maximum of 60 days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 407 of the Act.

  •
  Consents may be revoked by written notice (i) to the Corporation, (ii) to the shareholder(s) soliciting consents or revocations in opposition to action by consent proposed by the Corporation, or (iii) to a proxy solicitor or other agent designated by the Corporation or the soliciting shareholder.

              The amendments would have no effect on shareholders' rights under Michigan law to act without a meeting by unanimous written consent.

BOARD OF DIRECTORS

              The proposal being submitted to shareholders consists of several amendments to this article which in summary would accomplish the following: (a) lengthen the notice period for nominations to the Corporation's Board of Directors by shareholders to be consistent with the notice period for shareholder proposals, and (b) set forth procedures that shareholders must follow in order to nominate an individual to the Board of Directors. The purpose of the increased amount of time for the advance notice requirements is to afford the Board of Directors a meaningful opportunity to consider the qualifications of any proposed nominee and, to the extent deemed necessary or desirable by the Board of Directors, to inform shareholders about such qualifications. This provision, it is believed, will further the objective of the Board of Directors to identify candidates who have the character, education, training, experience and proven accomplishments which give promise of significant contribution to the responsible and profitable conduct of the Corporation's business. While the amendment does not give the Board of Directors any power to approve or disapprove of a shareholder nomination, it will preclude a shareholder nomination from the floor if the proper procedures have not been followed.

              Proposed Article VIII provides that a shareholder intending to nominate a director for election at an annual meeting of the Corporation must give written notice of such intention to the Corporation not less than 120 days, nor more than 180 days, prior to the anniversary date of the immediately preceding annual meeting (or, if the date of the annual meeting is changed by more than 20 days from such anniversary, within 10 days after the date the Corporation mails or otherwise gives notice of the date of the meeting). With respect to an election to be held at a special meeting of shareholders called for the purpose of electing directors, the shareholder intending to nominate a director would be required to give written notice of that intention to the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or within 10 days following the date on which notice of the special meeting was first sent to the shareholders by the Corporation. The proposed amendment to this article regarding nominations of directors also provides requirements for the information that must be disclosed with regard to the proposed nominee as well as the shareholder making the nomination.

              The proposed Amended and Restated Articles also amend the voting requirement related to the removal of directors. The Amendments provide that directors may be removed from office upon the affirmative vote of the holders of a majority of the outstanding shares of the capital stock entitled to vote generally in the election of directors only for cause. The prior articles provided that directors may be removed at any time, with or without cause, by the affirmative vote of (i) 80% of the Board of Directors and (ii) a majority of the Continuing Directors or the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors. This change is consistent with Michigan law which allows shareholders to terminate Board members for cause by way of a majority vote.

              The Amended and Restated Articles retain the concept of a classified Board of Directors. The Board of Directors has carefully considered the advantages and disadvantages of maintaining the staggered election terms under the current Articles, and has determined that a classified board, which the Corporation already has, mitigates against abrupt changes in control of the Corporation by requiring at least two annual meetings to elect a majority of the directors. In addition, although continuity and stability in board composition have not been problems in the past, a classified board serves to ensure consistency in leadership and policy since approximately two-thirds of the members of the Board of Directors at all times are likely to have had prior experience as directors of the Corporation. Your Board of Directors believes that it is in the best interests of the Corporation and its shareholders to continue a classified Board and thereby promote stability of management and the consistent implementation and advancement of the Corporation's traditional corporate objectives and policies. The Board of Directors believes that this will enhance the Corporation's present ability to attract competent and qualified officers and employees for itself and its subsidiary banks to carry out its long-term plans for expansion and growth.

              The changes that would be affected by the proposed Amendments in terms of the removal of directors and nominations to the Board of Directors are believed to be consistent with preserving the continuity and stability described in the preceding paragraph. These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of our board by filling the vacancies created by removal with its own nominees. The Board of Directors feels that these proposed provisions are sufficient to discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Corporation.

LIMITED LIABILITY OF DIRECTORS AND INDEMNIFICATION

              The Corporation's current Articles contain a provision limiting the personal liability of a director to the Corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for a breach of the director's duty of loyalty, for acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law, for any transaction from which the director derived an improper personal benefit, or for damages resulting from a violation of the Act. The proposed limited liability provision has been slightly altered to remove specific exceptions contained in the current Articles (which are based on Michigan law) and simply to state that personal liability of a director will be limited to the full extent authorized or permitted by the Act for acts or omissions in that person's capacity as a director, as it now exists or may hereafter be amended. This change will accommodate future changes in the Act which would affect the Corporation's ability to limit the liability of its directors without the need to amend the Articles accordingly.

              In addition to the proposed limits on liability, the Board of Directors is requesting shareholder approval to amend and restate the Articles to add an indemnification provision. This provision would indemnify directors and executive officers to the fullest extent permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding in which the director or executive officer is a witness or which is brought against him or her in his or her capacity as a director, officer, employee, agent of fiduciary of the Corporation. The proposed amendment also provides that the Corporation may purchase and maintain insurance to protect itself, its officers, directors and others against any liabilities that may be asserted.

              To provide protection from liability and expenses that may deter persons from serving as directors, and to keep pace with similar protections offered by most public companies in an effort to attract and retain the most highly-qualified individuals, the Board of Directors recommends amending the limited liability provisions as set forth in the proposed Amended and Restated Articles, as well as adding a provision to indemnify directors and officers to the fullest extent permitted by law. As part of their fiduciary duties, boards of directors are charged with overseeing and managing a corporation's risks, and in order to fulfill these responsibilities, the Board of Directors may be required to make critical decisions based on estimated or projected facts and information that is subject to change as a result of unforeseen events or circumstances. Although the decisions made are based on the collective experience and knowledge of the board members, it may later be proven not to have been the best course to have taken, resulting in the risk of investigations, claims, actions, suits or proceedings that seek to impose liability on the board. The purpose of the amendments to the articles proposed herein is to encourage qualified individuals to serve on the board of directors by reducing their exposure to personal liability for decisions made and actions taken in good faith and on behalf of the Corporation and to indemnify board members, officers and other persons against liability asserted against him or her in respect of service to the Corporation.

              The amendments will not eliminate the directors' and officers' liability for breaches of their duty of loyalty to the Corporation and its shareholders, for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, or for any transaction from which the director derived an improper personal benefit. The amendments are intended to provide the Corporation's directors and officers with the maximum protection afforded under Michigan law.

AMENDMENT

              The Articles currently provide that the affirmative vote of at least 80% of the outstanding shares of voting stock of the Corporation, voting as a single class, shall be required to amend or repeal the following Articles: Board of Directors, Notification of Shareholder Proposals and Amendment to Articles VII, VIII or IX or to adopt any provision inconsistent therewith, unless such amendment or repeal or inconsistent provision has been recommended for approval by at least 80% of all directors then holding office and by a majority of the Continuing Directors (as defined in Article VII). The Board of Directors has unanimously approved, and recommends approval by the shareholders of, an amendment to extend these requirements to the following provisions: Article VI Shareholder Action by Written Consent, Article VII Board of Directors, Article VIII Limited Liability of Directors, Article IX Indemnification and Article X Amendment.

              Under the Act, amendments to the articles require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, but the law also permits a corporation to include provisions in its articles which require a greater vote than the vote otherwise required by law for any corporate action. The requirement of an increased shareholder vote is designed to prevent a person holding or controlling a majority, but less than eighty percent, of the shares of the Corporation from avoiding the requirements of the proposed amendments by simply amending or repealing them or adopting inconsistent provisions. The increased shareholder vote renders it more difficult to remove management or for a person seeking to effect a merger or otherwise gain control of the Corporation.

              The Board of Directors has unanimously approved the recommendation of this provision, and therefore, the amendment does not require the affirmative vote of at least 80% of the outstanding shares of voting stock for approval.

Other Changes to Provisions of the Articles

              The Amended and Restated Articles also contain the following provision, which is substantially similar to the corresponding terms of the current Articles:

COMPROMISE, ARRANGEMENT OR PLAN OF REORGANIZATION

              The proposed Amended and Restated Articles provide that when any compromise or arrangement or plan of reorganization is proposed between the Corporation and its creditors or shareholders, a court of equity jurisdiction may order a meeting of the creditors or shareholders, and further, if 3/4 in value of the creditors or shareholders to be affected by the proposed compromise or arrangement agree to a compromise or arrangement, the compromise or arrangement or a reorganization of the Corporation, if sanctioned by the court to which the application was made, shall be binding on all of the creditors or shareholders, as well as on the Corporation.

              Certain provisions have also been removed or deleted from the Amended and Restated Articles. The provisions for notification by a shareholder set forth in the current Articles have been moved to the Business at Annual Meetings section of the Third Amended and Restated Bylaws. The Board determined that these provisions were more appropriately situated with all other annual meeting matters in the bylaws, as they relate solely to notice requirements for business to be brought at such meetings.

              The Articles currently contain a provision that provides that the Board of Directors shall not approve, adopt or recommend any offer to make a tender or exchange offer for any capital stock of the Corporation, to merge or consolidate the Corporation with any other entity or to purchase or otherwise acquire all or substantially all of the assets or business of the Corporation unless and until the Board of Directors has first evaluated the offer and determined it to be in the best interests of the Corporation and its shareholders. This article has been deleted in its entirety to avoid any conflict between this Article and the Board's fiduciary duties under Michigan law.

              The proposed Amended and Restated Articles also make changes to the numbering of Articles and Sections to reflect the amendments and to conform cross-references and section titles, as well as other immaterial typographical and drafting changes throughout.

              If the proposal to amend and restate the Articles is approved by our shareholders, the Amended and Restated Articles will become effective when filed with and accepted by the Corporation Division.

              A complete copy of the proposed Amended and Restated Articles is attached hereto as Appendix A. Copies of the 1996 Articles, 1996 Amendment, 1998 Name Change Amendment, 1998 Stock Amendment, Series B Amendment, 2004 Amendment, 2009 Amendment and the Series A Amendment will be furnished to any shareholder upon request to Ernie R. Krueger, EVP/CFO Mackinac Financial Corporation, 130 South Cedar Street, Manistique, MI 49854.

              If a quorum is present, the approval of this proposal requires the affirmative vote of a majority of the outstanding shares entitled to vote. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL

 PROPOSAL NO. 3: NON-BINDING, ADVISORY VOTE ON COMPENSATION OF
THE NAMED EXECUTIVE OFFICERS

              The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") enables our shareholders to vote to approve, on a non-binding basis, the compensation of the Corporation's named executive officers. At the Corporation's 2013 annual meeting, shareholders were asked to recommend how often they should be given the opportunity to cast this advisory vote. Consistent with the Board's recommendation, shareholders voted to hold the advisory vote on an annual basis until the next required vote on the frequency of shareholder votes on executive compensation. Accordingly, we are asking you to approve the compensation of the Corporation's named executive officers as described under "Compensation of Directors and Executive Officers" and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement. At last year's annual meeting, we held our first shareholder advisory vote on the compensation of our named executive officers, and shareholders voted in support of our executive compensation strategy.

              The Corporation seeks to align the interests of our named executive officers with the interests of our shareholders. Therefore, our compensation programs are designed to reward our named executive officers for the achievement of strategic and operational goals and the achievement of increased shareholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We believe that our compensation policies and procedures are competitive and focused on performance and are aligned with the long-term interest of our shareholders.

              The proposal described below, commonly known as a "Say-on-Pay" proposal, gives you as a shareholder the opportunity to express your views regarding the compensation of the named executive officers by voting to approve or not approve such compensation as described in this proxy statement. This vote is advisory and will not be binding upon the Corporation, the board of directors, or the human resources/compensation committee. However, the Corporation, the Board of Directors, and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission (the "SEC").

              The board of directors believes our compensation policies and procedures achieve this objective, and therefore recommend shareholders vote "FOR" the proposal through the following resolution:

                  "RESOLVED, that the compensation paid to the Corporation's named executive officers, as disclosed in the Corporation's Proxy Statement for the 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related material disclosed in the Proxy Statement, is hereby APPROVED."

              If a quorum is present, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceed the number of shares of common stock voted against the matter. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS
VOTE FOR THIS PROPOSAL

 PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

              The Audit Committee has selected Plante & Moran, PLLC ("Plante"), as independent auditors for the Corporation, for the fiscal year ending December 31, 2014. The services provided to us and our subsidiaries by Plante for 2013 and 2012 are described below, under the caption "Relationship with Independent Certified Public Accountants."

              We are asking shareholders to ratify the selection of Plante as our independent auditors. Although ratification is not legally required, the Board is submitting the selection of Plante to our shareholders for ratification as a matter of good corporate governance. Representatives of Plante are expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

              The affirmative vote of the holders of the majority of the shares represented in person or by proxy and entitled to vote on this item will be required for approval. Shares not voted (because of abstention, broker non-vote, or otherwise) will have no effect on the ratification.

              If our shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Corporation and our shareholders.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS
VOTE FOR THIS PROPOSAL

 PROPOSAL 5: ADJOURNMENT OF ANNUAL MEETING, IF NECESSARY, TO SOLICIT
ADDITIONAL PROXIES IN FAVOR OF PROPOSAL 2

              At the annual meeting of shareholders and any adjournment or postponement thereof, our shareholders may be asked to consider and vote upon a proposal to adjourn the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2, to approve the Amended and Restated Articles of Incorporation. If shareholders approve this proposal, the Chairman of the annual meeting may adjourn the meeting to allow additional time to solicit additional proxies, including proxies from our shareholders who have previously voted against any other proposals.

              We will only present this Proposal for a vote at the meeting if there are insufficient votes in favor of Proposal 2.

              The affirmative vote of the holders of the majority of the shares represented in person or by proxy and entitled to vote on this item will be required for approval of the adjournment of the annual meeting. Shares not voted (because of abstention, broker non-vote, or otherwise) will have no effect on the outcome of votes on this matter.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS
VOTE FOR THIS PROPOSAL

EXECUTIVE OFFICERS

              The Executive Officers of the Corporation serve at the pleasure of the Board of Directors. Set forth below are the current Executive Officers of the Corporation and a brief explanation of their principal employment during at least the last five years. Additional information concerning employment agreements of Executive Officers of the Corporation is included elsewhere in this proxy statement under the heading "Executive Compensation."

              Paul D. Tobias – Age 63 – Chairman of the Board and Chief Executive Officer of the Corporation and Chairman of the Board of the Bank. Mr. Tobias was appointed to his present positions with the Corporation and the Bank in November 2006.

              Kelly W. George – Age 46 – President of the Corporation and President and Chief Executive Officer of the Bank. Mr. George was appointed as President of the Corporation and as Chief Executive Officer of the Bank in November 2006.

              Ernie R. Krueger – Age 64 – Executive Vice President and Chief Financial Officer of the Corporation and the Bank. Mr. Krueger was appointed to his current positions in October 2006.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

              In 2013, each director attended more than 75% of the total number of meetings of the board and the committees on which they serve. In addition, all board members are expected to attend the annual meeting of shareholders, and all attended the 2013 Annual Meeting Shareholders. Current board and committee membership in 2013 are shown in the table below.

Name	MFNC Board	mBank Board	Nominating	Compensation	Audit
Mr. Aspatore	Lead Director	Lead Director	Member	Member	Chairman
Mr. Bittner	Member	Member		Member	Member
Mr. Garea	Member	Member	Member	Member
Mr. George	Member	Member
Mr. Mahaney	Member	Member
Mr. Orley	Member	Member		Member
Mr. Patterson	Member	Member	Chairman	Member
Mr. Paschke	Member	Member	Member	Member	Member
Mr. Steinhardt	Member	Member		Chairman
Mr. Tobias	Chairman	Chairman

Audit Committee

              The Audit Committee is a separately-designated standing Committee of the Board of Directors established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee has responsibility for, among other things:

  •
  Appointing or replacing the Corporation's independent auditors;

  •
  Overseeing the work of the independent auditors (including resolution of any disagreements between management and the auditors regarding financial reporting);

  •
  Reviewing the independent auditors' performance, qualifications and independence;

  •
  Approving all auditing and permitted non-auditing services to be performed by the independent auditors with limited exceptions;

  •
  Reviewing the Corporation's financial statements, internal audit function and system of internal controls;

  •
  Overseeing compliance by the Corporation with legal and regulatory requirements and with the Corporation's Code of Business Conduct and Ethics; and

  •
  Producing the report required by federal securities regulations for inclusion in the Corporation's Proxy Statement.

              The Board of Directors has adopted a charter for the Audit Committee, a copy of which is available on the Corporation's website at www.bankmbank.com.

              The current members of the Audit Committee are Messrs. Aspatore (chairman), Bittner and Patterson, all of whom are considered independent, as independence for audit committee members is defined in applicable SEC and Nasdaq rules. In addition, the Board of Directors has affirmatively determined that each of the members of the audit committee and compensation committee qualify as independent under the same standards. The Board has determined that Mr. Aspatore is an "audit committee financial expert" as that term is defined by the SEC. The Audit Committee held seven meetings in 2013.

Nominating Committee

              The Nominating Committee is responsible for, among other things:

  •
  Identifying new candidates who are qualified to serve as Directors of the Corporation;

  •
  Recommending to the Board of Directors the candidates for election to the Board and for appointment to the Board's Committees; and

  •
  Considering any nominations for Director submitted by shareholders.

              The current members of the Nominating Committee are Messrs. Patterson (chairman), Aspatore, Garea and Paschke. All members are considered independent under the applicable Nasdaq rules. The Nominating Committee held one meeting in 2013.

              The Board of Directors has adopted a charter for the Nominating Committee, a copy of which is available on the Corporation's website at www.bankmbank.com. In the past, the committee has identified potential nominees through recommendations made by executive officers and non-management directors and has evaluated them based on their resumes and through references and personal interviews. The Corporation has not paid any third party fee to assist in the process of identifying or evaluating director nominees. No shareholder, other than an officer or director, has ever submitted a suggestion for a nominee, but if the committee were to receive such a suggestion, it expects it would evaluate that nominee in substantially the same manner as required by its charter.

              The Corporation does not have a formal policy with regard to the consideration of diversity in identifying Director nominees, but the Nominating Committee strives to nominate Directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Corporation's businesses.

              The Nominating Committee will consider candidates nominated by shareholders in accordance with the procedures set forth in the Corporation's Articles of Incorporation and in the Nominating Committee's charter, pursuant to which the Nominating Committee would apply the same qualification criteria and consideration factors applicable to its own nominees. Under the Corporation's Articles of Incorporation, nominations other than those made by the Board of Directors or the Nominating Committee must be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a shareholder's request to nominate a person for election to the Board at the annual meeting of shareholders, together with the written consent of such person to serve as a Director, must be received by the Secretary of the Corporation not less than 60 nor more than 90 days prior to the first anniversary date of the annual meeting of shareholders in the immediately preceding year. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination.

              With respect to each person proposed to be nominated as a director, the Nominating Committee must be provided with the following information: (i) the name, address (business and residence), date of birth, principal occupation or employment of such person (present and for the past five (5) years); (ii) the number of shares of the Corporation such person beneficially owns (as such term is defined by Section 13(d) of the Exchange Act); and (iii) any other information relating to such person that would be required to be disclosed in a definitive proxy statement to shareholders prepared in connection with an election of Directors pursuant to Section 14(a) of the Exchange Act. The Nominating Committee may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such person to serve as a Director of the Corporation. No person is eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in the Articles of Incorporation.

Compensation Committee

              The current Compensation Committee of the Board of Directors is comprised of Messrs. Steinhardt (chairman), Aspatore, Bittner, Garea, Orley and Patterson, each of whom is considered independent under the Nasdaq rules defining independence. The Compensation Committee held three meetings in 2013. The Compensation Committee's primary functions are to: review and recommend to the Board all persons to be elected as Chairman, Chief Executive Officer, President, Chief Financial Officer and other executive positions; review all material performance criteria used in evaluating Executive Officers of the Corporation, including their compensation; and review and approve the annual base salary level, annual incentive opportunity level, the long-term incentive opportunity level, employment and other agreements, and other benefits of the Executive Officers. The primary responsibilities of the Compensation Committee are to ensure that the compensation available to the Board of Directors and officers of the Corporation:

  •
  Enables the Corporation to attract and retain high quality leadership;

  •
  Provides competitive compensation opportunities;

  •
  Supports the Corporation's overall business strategy; and

  •
  Maximizes shareholder value.

              In 2013, the Compensation Committee reviewed earnings information relative to the historical compensation of executive management and comparative information prepared both internally and from external providers. The totality of the information reviewed by the Compensation Committee was considered when establishing current executive salary levels, and similar analysis will be considered when reviewing and establishing future salaries and long term incentives.

              The Corporation's compensation policies and practices were evaluated to ensure that they do not foster risk taking above the level or risk associated with the Corporation's business model. For this purpose, the Committee considered the Corporation's growth and return performance, volatility and leverage, and the time horizon of the Corporation's investments; and compared them to the performance metrics, leverage, and time horizon of the Corporation's compensation policies and practices. We also evaluated management's compensation in light of other specific risk parameters such as credit, liquidity and interest rate risk. Based on this assessment, the Corporation concluded that it has a balanced pay and performance program that does not promote excessive risk taking.

              The Compensation Committee charter is available on the Corporation's website at www.bankmbank.com. The Committee reviews management recommendations for contracts and compensation levels of all senior executive officers. The Committee considers these recommendations in reference to relative compensation levels of like-size financial institutions. The Compensation Committee charter allows for delegation of certain of its functions to subcommittees or otherwise, however, no such functions were delegated in 2013.

Attendance of Directors; Family Relationships

              The Board of Directors held a total of 11 meetings during 2013. No Director attended less than 75% of the aggregate number of meetings of the Board of Directors and the Committees on which he served in 2013. There are no family relationships between or among any of the Directors, nominees, or Executive Officers of the Corporation.

Communication with Directors; Attendance at Annual Meetings; Code of Ethics

              The Corporation's Board provides a process for shareholders to send communications to the Board or any of the Directors. Shareholders may send written communications to the Board or any one or more of the individual Directors by mail, c/o Corporate Secretary, Mackinac Financial Corporation, 130 South Cedar Street, Manistique, Michigan 49854. All communications will be compiled by the Corporation's Corporate Secretary and submitted to the Board or the individual Directors on a regular basis unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Corporation's business, or communications that relate to improper or irrelevant topics.

              It is the Corporation's policy that all of the Directors and nominees for election as Directors at the annual meeting attend the annual meeting except in cases of extraordinary circumstances. All of the nominees for election at the 2014 annual meeting of shareholders and all other Directors attended the 2013 annual meeting of shareholders. The Corporation expects all nominees and Directors to attend the 2014 annual meeting.

              The Corporation has a business conduct and code of ethics policy for all employees, officers and directors of the Corporation and its subsidiaries. Among other things, the business conduct and code of ethics policy includes provisions regarding ethical conduct, compliance with law, conflicts of interest, insider trading and certain investment and other opportunities, competition and fair dealing, discrimination and harassment, record keeping of personal transactions, accounting matters, confidentiality, and reporting of violations. The Corporation has posted copies of its business conduct and code of ethics policy on its corporate website, at www.bankmbank.com, under the link "Corporate Governance." If further matters are documented, or if those documents (including the business conduct and code of ethics policy) are changed, waivers from the business conduct and code of ethics policy are granted, or new procedures are adopted, those new documents, changes and/or waivers will be disclosed on the corporate website at the internet address above, in a press release or on a Current Report on Form 8-K.

Board Leadership Structure

              The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Corporation to make that determination based on the position and direction of the Corporation and the membership of the Board. The Board believes having the Chief Executive Officer also fill the role of Chairman is more efficient and effective at this time. The Board has also determined that having an independent director serve as "Lead" Director is in the best interest of the Corporation's shareholders. The lead independent director is responsible for, among other duties: acting as a liaison and channel for communication between the Chief Executive Officer and the independent Directors; considering questions of conflicts of interest of the Chief Executive Officer, other management and other Board members; and coordinating, developing the agenda and leading executive sessions of the independent Directors and communicating the results thereof to the Chief Executive Officer. This structure ensures a greater role for the independent Directors in the oversight of the Corporation and active participation of the independent Directors in setting agendas and establishing Board priorities and procedures. Further, this structure permits the Chief Executive Officer to focus on the management of the Corporation's day-to-day operations.

Board's Role in Risk Oversight

              The Corporation faces a variety of risks, including credit risk, liquidity risk, and operational risk. The Board has implemented a risk management system that is intended to (1) timely identify the material risks that the Corporation faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee, (3) implement appropriate and responsive risk management strategies consistent with Corporation's risk profile, and (4) integrate risk management into Corporation decision-making.

Compensation of Directors and Executive Officers

TARP/CPP Exit

              On April 24, 2009, we sold $11 million of preferred stock and warrants to the U.S. Treasury under the Capital Purchase Program ("CPP") of the Troubled Asset Relief Program ("TARP"). Participants in CPP are subject to a number of limitations and restrictions on executive compensation, including certain provisions of the American Recovery and Reinvestment Act of 2009 ("ARRA").

              On August 29, 2012, the Corporation exited the TARP/CPP program through the U.S. Treasury sponsored auction. Through detailed analysis and information provided to the Board of Directors, on December 19, 2012, the Corporation entered into a letter agreement with the U.S. Treasury pursuant to which the Corporation repurchased the warrant previously issued to U.S. Treasury in connection with the CPP program for $1,300,000, in cash. As a result of the repurchase, the warrant is no longer issued or outstanding and the Corporation's participation in the TARP CPP is completed. The TARP Preferred Stock was initially purchased by private investors and was redeemed in full by the Corporation in 2013.

              With our participation in the CPP ending on August 29, 2012, the Compensation Committee has reviewed the required compensation standards, and will continue to assess any changes deemed necessary to our compensation practices.

Compensation Consultant Disclosure

              The Corporation's Compensation Committee has engaged an independent consulting firm to review Executive and Board of Director compensation, review the Corporation's annual Proxy statement, assist with the risk reviews, and provide general consulting advice to the Committee over the course of the year.

              The Compensation Committee approved engaging Meyer-Chatfield as the Committee's consultant for 2013. The engagement for 2013 included a review of our annual proxy statement and a review of the semi-annual risk review. Meyer-Chatfield is an independent third-party consulting firm that is focused on the banking marketplace.

Compensation Program Details

              The foregoing discussion provides background and context for the information that follows regarding our existing compensation programs to those persons who served as our named executive officers during 2013 and to assist in understanding the information in the executive compensation tables included later in our proxy statement. Named executive officers are determined using current year compensation for the year being disclosed.

              The 2012 named executive officers, based on their 2012 compensation were subject to the CPP restrictions that have been described in previous proxy statements for the period of time that the Corporation was a CPP participant. Because we were no longer a CPP participant as of August 29, 2012, the compensation restrictions have been lifted for the period that we were not a CPP participant. Therefore, the 2012 named executive officers could receive incentive compensation for the period after we exited the CPP program for fiscal year 2012.

Executive Compensation

Summary Compensation Table

              The following table shows the compensation earned by our chief executive officer and president, our chief financial officer, and the most highly compensated other executive officer (collectively, the "named executive officers") for the years ended December 31, 2013 and 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Paul D. Tobias	2013	285,000	40,000	—	21,273	346,273
Chairman and Chief Executive Officer of the Corporation Chairman of the Bank	2012	267,000	40,000	197,750	19,976	524,726
Kelly W. George	2013	280,000	40,000	—	26,358	346,958
President of the Corporation President and Chief Executive Officer of the Bank	2012	272,000	55,000	170,068	25,705	522,773
Ernie R. Krueger	2013	200,000	30,000	—	18,911	248,911
Executive Vice President and Chief Financial Officer of the Corporation and the Bank	2012	194,500	25,000	142,380	18,027	379,907

(1)
The amounts reported in this column for 2013 represent a discretionary bonus that was paid to each named executive officer pursuant to the terms of the Employment Agreements described below.

(2)
The amounts reported represent the aggregate grant date fair value (excluding the effect of estimated forfeitures) calculated in accordance with FASB ASC Topic 718. Awards for 2012 in the Stock Awards column relate to time-based restricted stock awards granted on August 31, 2012 under the Mackinac Financial Corporation 2012 Incentive Compensation Plan.

(3)
Amounts in this column for 2013 include the value of the following benefits or perquisites: (i) for Mr. Tobias, health and disability insurance premiums and life insurance premiums of $21,273; (ii) for Mr. George, 401(k) employer match contributions of $9,327 and health and disability insurance premiums and life insurance premiums of $17,031; and (iii) for Mr. Krueger, employer match contributions of $9,080 and health and disability insurance premiums and life insurance premiums of $9,831.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

              On August 10, 2012, the Corporation entered into employment agreements with each of the following named executive officers (i) Paul D. Tobias, the Company's Chairman of the Board and Chief Executive Officer and the Chairman of the Board of mBank, the Company's subsidiary bank (the "Bank"), (ii)  Kelly W. George, the Company's President and the Bank's President and Chief Executive Officer and (iii) Ernie R. Krueger, the Executive Vice President and Chief Financial Officer of the Bank and the Company (each, an "Employment Agreement" and collectively, the "Employment Agreements").

              Each of the Employment Agreements have an initial term (the "Initial Term") of three (3) years beginning on August 10, 2012 (the "Commencement Date"), and automatically renew at the end of the Initial Term provided that the applicable executive notifies the Board of the Company of such renewal at least one hundred eighty (180) days prior (the "Renewal Date") to the expiration of the Initial Term or any renewal term and the Board does not notify the applicable executive of its intention not to renew the agreement on or prior to the Renewal Date. In the event of a change of control of the Company, the Commencement Date of each Employment Agreement automatically resets as of the date of the change of control, resulting in an initial term of three (3) years from the date of such change of control. Each Employment Agreement supersedes the prior employment agreement between the Company and the applicable executive in its entirety.

              The Employment Agreements entitle the applicable executives to, among other benefits, the following compensation:

  •
  Mr. Tobias will receive a base salary of at least $267,000, which will be reviewed annually by the Compensation Committee. Mr. Tobias shall also be eligible for an annual cash bonus, as determined by the Compensation Committee, and shall be eligible to participate in the Company's long term incentive plan (the "Plan"). In addition, in the event Mr. Tobias' employment is terminated within two (2) years of a change of control of the Company (or six (6) months prior to such change of control in anticipation of such change of control) for any reason other than for cause, Mr. Tobias will be entitled to a lump sum payment of 2.99 times his annual base salary as of such termination.

  •
  Mr. George will receive a base salary of at least $272,000, which will be reviewed annually by the Compensation Committee. Mr. George shall also be eligible for an annual cash bonus, as determined by the Compensation Committee, and shall be eligible to participate in the Plan. In addition, in the event Mr. George's employment is terminated within two (2) years of a change of control of the Company (or six (6) months prior to such change of control in anticipation of such change of control) for any reason other than for cause, Mr. George will be entitled to a lump sum payment of 2.99 times his annual base salary as of such termination.

  •
  Mr. Krueger will receive a base salary of at least $194,500, which will be reviewed annually by the Compensation Committee. Mr. Krueger shall also be eligible for an annual cash bonus, as determined by the Compensation Committee, and shall be eligible to participate in the Plan. In addition, in the event Mr. Krueger's employment is terminated within two (2) years of a change of control of the Company (or six (6) months prior to such change of control in anticipation of such change of control) for any reason other than for cause, Mr. Krueger will be entitled to a lump sum payment of 2.0 times his annual base salary as of such termination.

              Each employment agreement contains provisions relating to non-solicitation of customers and personnel and non-competition during the term of employment and the two years thereafter, as well as a provision relating to the protection of confidential information.

Equity Awards Granted to our Named Executive Officers

              On August 31, 2012, the Board granted restricted stock awards to Messrs. Tobias, George and Krueger under the Mackinac Financial Corporation 2012 Incentive Compensation Plan (the "2012 Restricted Stock Awards"). The 2012 Restricted Stock Awards were granted in exchange for each executive officer agreeing to forfeit certain outstanding options previously granted to them under the North Country Financial Corporation 2000 Incentive Compensation Plan. The table below describes the options that each named executive officer forfeited in 2012:

Name	Grant Date	Number of Shares Underlying Option	Option Exercise Price ($)	Option Expiration Date
Paul D. Tobias	12/15/2004	40,000	9.75	12/15/2014
Kelly W. George	06/10/2005	20,000	12.00	06/10/2015
	12/15/2006	15,000	10.65	12/15/2016
Ernie R. Krueger	06/10/2005	10,000	12.00	06/10/2015
	12/15/2006	10,000	10.65	12/15/2016

              The 2012 Restricted Stock Awards will vest in four equal installments on the each of the first 4 anniversaries of the grant date (or August 31st) so that such awards shall be fully vested on August 31, 2016, subject to each named executive officer's continued employment. The 2012 Restricted Stock Awards will also fully vest upon a named executive officer's termination due to death or disability or upon a change in control of the Corporation. If the named executive officer retires, his award shall continue to vest as if his employment with the Corporation continued, provided that if he ceases to be retired than any unvested shares shall be immediately forfeited.

2013 Outstanding Equity Awards at Fiscal Year-End Table

              The following table provides information on the holdings of options to purchase common shares and restricted stock by the named executive officers as of December 31, 2013.

						Stock Awards
		Option Awards
							Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Name	Grant Date(3)	Number of Securities Underlying Unexercised Options Exercisable (#)	Equity Incentive Plan awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)
Paul D. Tobias	12/15/2004	70,502	39,503	9.75	12/15/2014	—	—
	08/31/2012	—	—	—	—	18,750	185,625
Kelly W. George	08/31/2012	—	—	—	—	16,125	159,637
Ernie R. Krueger	08/31/2012	—	—	—	—	13,500	133,650

(1)
Based upon the $9.90 closing price of the Shares on Nasdaq on December 31, 2013.
(2)
The restricted stock shall vest in four equal installments on the first through fourth anniversaries of the grant date.
(3)
Mr. Tobias was granted 150,005 options on December 15, 2004. The option vests as follows: 47% of the option vested upon the Corporation's common stock attaining a price equal to or greater than 115% of the stock option exercise price, which it did on December 16, 2004; the remaining 53% was to vest within two years from the December 15, 2004 grant date if the market value of the Corporation's common stock increases to an amount equal to or greater than 145% of the stock option exercise price. This market value condition has not yet been met; therefore, only 47% of the original options are currently vested. In August 2012, Mr. Tobias surrendered 40,000 unvested option shares. The remaining 39,503 unvested options may still vest if, within the ten-year life of the option, certain events occur, including but not limited to the death of the executive or a change in control of the Corporation.

  Retirement Plan

                The Corporation sponsors the Mackinac Financial Corporation 401(k) Plan (the "Plan"). All regular and full-time employees are eligible to enroll in the Plan after their 90 day introductory period has been met. Employees who have completed 1,000 hours of service and are 18 years of age or older during the plan year may participate in this plan. If an employee completes at least 1,000 hours of service during any plan year (January 1—December 31) and is employed by the Corporation on the last day of the Plan year, the Corporation may, in its sole discretion, make a matching contribution on their behalf. The Plan permits the Corporation, through action of the Board of Directors to specify the range, rate and level of and to make discretionary contributions to the Plan for allocation to eligible participants. For the 2013 plan year, the Corporation made a discretionary contribution that matched 100% of the first 4% of eligible employee contributions. All contributions to the Plan are subject to both individual and total participant contribution limits as established by the IRS.

  Severance and Change in Control Benefits

                Other than the Employment Agreements and the acceleration of equity vesting upon certain qualifying terminations described above, the Corporation does not provide for any severance or change in control benefits.

  Director Compensation

2013 Director Compensation Table

                The table below summarizes the compensation paid by the Corporation to non-employee directors for the fiscal year ended December 31, 2013.

Name	Total Fees Earned or Paid in Cash ($)	Stock Awards($)(1)	Total ($)
Walter J. Aspatore	40,750	—	40,750
Dennis B. Bittner	34,250	—	34,250
Joseph D. Garea	28,500	—	28,500
Robert E. Mahaney	28,500	—	28,500
Robert H. Orley	27,500	—	27,500
Randolph C. Paschke	28,500	—	28,500
L. Brooks Patterson	31,750	—	31,750
David R. Steinhardt	31,750	—	31,750

(1)
As of December 31, 2013, each non-employee director, with the exception of Mr. Steinhardt had 7,500 shares of restricted stock outstanding.

2013 Non-Employee Director Annual Cash Retainer and Meeting Fees

              In 2013, each non-employee director received an annual retainer of $25,000. In addition, the Lead Director of the Board and each committee chairman received an additional annual retainer of $3,000. See "—Board of Directors Meetings and Committees" for identification of the Lead Director and each committee chair. Finally, on August 31, 2012, each non-employee director was granted an award of 10,000 shares of restricted stock, to vest ratably over 4 years on each of the first 4 anniversaries of the grant date. Our employee directors (which included Messrs. Tobias and George in 2013) did not receive compensation for their service on the Board of Directors.

              For 2014, non-employee directors will be paid an annual fee of $25,000. In addition to the annual fee, the lead director and those directors who chair board committees will be paid an additional $3,000 and board committee members will receive $250 per meeting attended.

AUDIT COMMITTEE REPORT

              The Audit Committee has reviewed and discussed the Corporation's audited financial statements with management.

              In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditors' independence and information required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and discussed with the auditors any relationships that may impact their objectivity and independence. The Audit Committee has also considered whether the provision of any non-audit services by the auditors is compatible with maintaining the auditors' independence. The Audit Committee is satisfied as to the auditors' independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Corporation's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Audit Committee reviewed the audit plans, audit scope and identification of audit risks with the independent auditor.

              The Audit Committee discussed and reviewed with the independent auditors all communications required by the Public Company Accounting Oversight Board, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

              Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for 2013 for filing with the SEC.

Audit Committee

Randolph C. Paschke            Dennis B. Bittner            L. Brooks Patterson

Principal Accountant Fees and Services

              The following table summarizes fees for professional services rendered by Plante Moran, PLLC, the Corporation's independent auditors for the years ended December 31, 2013 and 2012:

	2013	2012
Audit fees(1)	$	$96,000
Audit-related fees(2)		22,200
Tax fees(3)		19,400
All other fees(4)		75,790

Total fees	$	$213,390

(1)
Audit fees consist of fees billed for professional services performed by Plante Moran, PLLC, for the audit of the Corporation's annual financial statements and internal control over financial reporting included in the Form 10-K, the review of financial statements included in the Corporation's Form 10-Q filings and services that are normally provided in connection with regulatory filings or engagements.

(2)
Represents fees for review and audit of the Corporation's 401(k) plan.

(3)
Represents fees billed for tax services, including tax reviews and planning.

(4)
All other fees represent fees paid for website development and compliance related services.

              The Audit Committee is required to review and pre-approve both audit and non-audit services to be provided by the independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). During 2013, all services provided by Plante Moran, PLLC were pre-approved by the Audit Committee. To the extent required by Nasdaq rules or any other applicable legal or regulatory requirements, approval of non-audit services must be disclosed to investors in periodic reports required by Section 13(a) of the Exchange Act.

 INDEBTEDNESS OF AND TRANSACTIONS WITH MANAGEMENT

              Certain of the Directors and officers of the Corporation have had and are expected to have in the future, transactions with the Bank, or have been Directors or officers of corporations, or members of partnerships or limited liability companies, which have had and are expected to have in the future, transactions with the Bank. In the opinion of management, all such previous transactions (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and (iii) did not involve more than normal risk of collectability or present other unfavorable features. The Corporation's Board of Directors has responsibility for reviewing and approving transactions with related persons. The Corporation, as a general policy, approves transactions to related parties at essentially the same terms and conditions that apply to similar transactions it engages in or approves with non-related parties.

              Under SEC rules, a "related person transaction" is any transaction or series of transactions in which the Corporation or a subsidiary is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. A "related person" is a director, officer, nominee for director or a more than 5% shareholder since the beginning of the Corporation's last completed fiscal year, and their immediate family members. The Company reviews all related person transactions in accordance with the procedure described above.

              Mr. Mahaney owns a controlling interest in Veridea Group, LLC, a commercial and residential real estate development and hotel management company he founded in 2001. On May 24, 2013, the Bank signed a lease for a branch office in a building owned by Mr. Mahaney. The lease has a 15-year term and requires annual lease payments of $533,130 for the first three years with scheduled two percent annual increases beginning in year four. The lease payments include rent plus a common area maintenance allocation expense.

 BENEFICIAL OWNERSHIP OF COMMON STOCK

              As of March 31, 2014, no person was known by management to be the beneficial owner of more than 5% of the outstanding common stock of the Corporation, except as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Steinhardt Capital Investors, LLLP 712 5th Avenue, 34th Floor New York, NY 10019	1,019,788 Common Shares	18.45%
FBO Banc Funds Company, LLC(1) 20 North Wacker Drive, Suite 3300 Chicago, IL 60606	518,509 Common Shares	9.38%
Raymond Garea 31 Claremont Avenue Maplewood, NJ 07040	372,225 Common Shares	6.73%
FSI Group, LLC 441 Vine Street, Suite 507 Cincinnati, OH 45202	340,000 Common Shares	6.15%
Wellington Management Company LLP(2) 280 Congress Street Boston, MA 02210	328,796 Common Shares	5.95%
PRB Advisors, LLC(3) 245 Park Avenue, 24th Floor New York, NY 10167	325,000 Common Shares	5.88%

(1)
Based upon Amendment 2013-1 to Schedule 13G/A as of December 31, 2013, which was filed with the SEC on February 11, 2014. Includes 384,300 shares held by Banc Fund VI LP ("BF VI"), 29,772 shares held by Banc Fund VII LP ("BF VII"), and 104,437 shares held by Banc Fund VIII LP ("BF VIII"). MidBanc VI, LP is the general partner of BF VI. MidBanc VII LP is the general partner of BF VII, and MidBanc VIII LP is the general partner of BF VIII. The general partner of MidBanc VI LP, MidBanc VII LP and MidBanc VIII LP, is The Banc Funds Company, LLC, whose principal shareholder is Charles J. Moore. Mr. Moore also serves as the manager of BF VI, BV VII and BF VIII, and as manager, Mr. Moore has voting and dispositive power over the securities reported.
(2)
Based upon Amendment No. 2 to Schedule 13G as of December 31, 2013, which was filed with the SEC on February 14, 2014. Wellington Management Company, LLP, in its capacity as investment adviser, shares voting and investment power with respect to these shares and therefore, may also be deemed to beneficially own the shares, which are held of record by clients of Wellington Management.
(3)
Based upon Amendment No. 7 to Schedule 13G as of December 31, 2013, which was filed with the SEC on February 14, 2014. PRB Investors, LP, its general partner PRB Advisors, LLC, Stephen J. Paluszek, principal of PRB Investors, LP and PRB Advisors, LLC, and Andrew P. Bergman, share voting and investment power with respect to these shares. PRB Advisors, LLC, and Messrs. Paluszek and Bergman disclaim beneficial ownership except to the extent of their pecuniary interest therein.

              The information in the following table sets forth the beneficial ownership of the Corporation's common stock by each of the Corporation's Directors, each of the Executive Officers listed in the

Summary Compensation Table and by all current Directors and Executive Officers of the Corporation as a group, as of March 31, 2014. Except as noted, beneficial ownership is direct and the person indicated has sole voting and investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Walter J. Aspatore	21,120	*
Dennis B. Bittner	6,567	*
Joseph D. Garea	80,815	1.44%
Kelly W. George	23,265	*
Ernie R. Krueger	26,960	*
Robert E. Mahaney	12,922	*
Robert H. Orley	28,141	*
Randolph C. Paschke	22,817	*
L. Brooks Patterson	2,500	*
David R. Steinhardt (1)	1,019,788	18.17%
Paul D. Tobias (2)	210,656	3.75%

All current Directors and Executive Officers as a group (10 persons)	1,455,551	7.27%

*
Less than 1.0%. Percentages are based on shares outstanding on March 31, 2014.
(1)
Includes 97,000 shares owned by a related entity held jointly with exclusivity by Mr. Steinhardt on voting rights.
(2)
Includes 10,256 shares owned by Tobias Capital LLC, which is 35% owned by Mr. Tobias and his wife and 70,502 option shares which are currently vested.

              The above beneficial ownership information is based on data furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Exchange Act, as required for purposes of this proxy statement. It is not necessarily to be construed as an admission of beneficial ownership for other purposes.

Section 16(a) Beneficial Ownership Reporting Compliance

              Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and Directors, and persons who own more than 10% of the Corporation's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of filings furnished to and written representation regarding Form 5 filing obligations, the Corporation is not aware of any failure by any such person to file required reports on a timely basis.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Independent Auditors

              The financial statements of the Corporation for the year ended December 31, 2013 have been examined by Plante Moran, PLLC, an independent registered public accounting firm. A representative of Plante Moran, PLLC is expected to be at the meeting and will have an opportunity to make a statement and will be available to answer appropriate questions. Plante Moran, PLLC has been appointed by the Audit Committee of the Board of Directors to serve as the independent public accountants of the Corporation and its subsidiaries for the year ending December 31, 2014.

Changes of Accountants

              There was no change of the Corporation's independent public accountants during 2012 or 2013.

SHAREHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

Deadline for Shareholder Proposals to be Considered for Inclusion in the Corporation's Proxy Materials

              A proposal submitted by a shareholder for the 2015 annual meeting of shareholders must be sent to the Secretary of the Corporation, 130 South Cedar Street, Manistique, Michigan 49854 and must be received by the Corporation no later than December     , 2014 to be eligible for inclusion in the Corporation's proxy materials for the 2015 annual meeting of shareholders under Rule 14a-8 under the Exchange Act. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

Deadline for Shareholder Proposals and Director Nominations to be Brought Before the 2015 Annual Meeting

              In order to be considered at any meeting, a shareholder proposal submitted outside of Rule 14a-8 under the Exchange Act, other than a nomination of directors, must (i) comply with the requirements in the Corporation's Bylaws and Articles of Incorporation as to form and content, and (ii) be received by the Corporation (a) at least 30 days prior to the originally scheduled date of the meeting, or (b) not later than the close of business on the tenth day following the date on which notice of the scheduled meeting was first mailed to the shareholders, if less than 40 days notice of the meeting is given by the Corporation. Shareholder nominations of directors must comply with the requirements of the Articles of Incorporation and Bylaws summarized above under "Board of Directors Meetings and Committees—Nominating Committee."

OTHER MATTERS

              The Board of Directors is not aware of any matter to be presented for action at the 2014 annual meeting, other than the matters set forth herein. If any other business should properly come before the meeting, the proxy will be voted regarding the matter in accordance with the best judgment of the persons authorized in the proxy, and discretionary authority to do so is included in the proxy.

              The cost of soliciting proxies will be borne by the Corporation. If requested, the Corporation will reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals. In addition to solicitation by mail, officers and other employees of the Corporation and its subsidiaries may solicit proxies by telephone, facsimile or in person, without compensation other than their regular compensation.

              The Annual Report of the Corporation for 2013 is included with this proxy statement. Copies of the report will also be available for all shareholders attending the annual meeting and can be obtained on our website at www.bankmbank.com.

              THE ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION AND THE CORPORATION'S 2013 ANNUAL REPORT IS ALSO AVAILABLE AT WWW.BANKMBANK.COM AND WILL BE PROVIDED FREE TO SHAREHOLDERS UPON WRITTEN REQUEST. TO REQUEST A COPY, WRITE TO SHAREHOLDER RELATIONS DEPARTMENT, MACKINAC FINANCIAL CORPORATION, 130 SOUTH CEDAR STREET, MANISTIQUE, MICHIGAN 49854.

              Shareholders are urged to sign and return the enclosed proxy in the enclosed envelope. A prompt response will be helpful and appreciated.

              LOCATION OF MACKINAC FINANCIAL CORPORATION 2014
ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 28, 2014, at 11:00 a.m. EDT
The Townsend Hotel
100 Townsend Street
Birmingham, Michigan 48009

              Beneficial owners of common stock held in street name by a broker, bank, trust or other nominee may need proof of ownership to be admitted to the meeting. A brokerage or holding statement or letter from the broker, bank, trust or other nominee are examples of proof of ownership.

APPENDIX A

Document will be returned to the name and address you enter above
If Left Blank Document Will Be Mailed To The Registered Office.

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
MACKINAC FINANCIAL CORPORATION

              Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Restated Articles of Incorporation:

    1.
    The present name of the corporation is Mackinac Financial Corporation.

    2.
    The identification number assigned by the bureau is 063316.

    3.
    The date of filing of the original Articles of Incorporation was December 6, 1974.

              The following Amended and Restated Articles of Incorporation supersede the Articles of Incorporation and shall be the Articles of Incorporation of Mackinac Financial Corporation:

 ARTICLE I.
NAME

              The name of the corporation is Mackinac Financial Corporation (the "Corporation").

ARTICLE II.
PURPOSE

              The purpose or purposes for which the Corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Michigan Business Corporation Act, as amended (the "Act"), and specifically, but not in limitation of the foregoing, to be a bank holding company

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under the Bank Holding Company Act of 1956, as amended, and to engage in, or acquire an interest in other companies which engage in, activities closely related to banking as such activities are defined by the Board of Governors of the Federal Reserve System.

ARTICLE III.
REGISTERED OFFICE AND RESIDENT AGENT

              The street and mailing address of the registered office is 130 South Cedar, Manistique, Michigan 49854. The name of the resident agent at the registered office is Ernie R. Krueger.

ARTICLE IV.
AUTHORIZED STOCK AND RELATIVE RIGHTS

              A.           The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 18,5000,000 shares consisting of (i) 500,000 shares of Preferred Stock, no par value per share (the "Preferred Stock") and (ii) 18,000,000 shares of Common Stock, no par value per share (the "Common Stock").

              B.           The authorized shares of the Common Stock are all of one class with equal voting power, and each share shall be equal to every other share.

              C.           The shares of the Preferred Stock may be divided into and issued in one or more series. The Board of Directors is hereby authorized to cause the Preferred Stock to be issued from time to time in one or more series, with such designations and such relative voting, dividend, liquidation and other rights, preferences and limitations as shall be stated and expressed in the resolution or resolutions providing for the issue of the Preferred Stock adopted by the Board of Directors. Such resolutions, when filed, shall constitute amendments to these Amended and Restated Articles of Incorporation. For the avoidance of doubt, any previously designated series of Preferred Stock authorized by the Corporation prior to the filing of these Amended and Restated Articles are void, cancelled, and shall be of no further force or effect.

ARTICLE V.
COMPROMISE, ARRANGEMENT OR PLAN OF REORGANIZATION

              When a compromise or arrangement or a plan of reorganization of the Corporation is proposed between the Corporation and its creditors or any class of them or between the Corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of the Corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or a class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of the Corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on the Corporation.

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 ARTICLE VI.
SHAREHOLDER ACTION BY WRITTEN CONSENT

              A.           Any action required or permitted by the Act to be taken at an annual or special meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. No action by written consent of holders of less than all the outstanding shares entitled to vote on such action shall be effective unless the proposed action shall have been approved by the Board of Directors of the Corporation before the consent of shareholders is executed.

              B.           In order that the Corporation's shareholders shall have an opportunity to receive and consider the information germane to an informed judgment as to whether to give a written consent, any corporate action to be taken by written consent shall not be effective until, and the shareholders of the Corporation shall be able to give or revoke written consents for, at least 20 days from the date of the commencement of a solicitation (as such term is defined in Rule 14a-1(l) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of consents, other than corporate action by written consent taken pursuant to solicitations of not more than 10 persons. For purposes of this Article VI, a consent solicitation shall be deemed to have commenced when a proxy statement or information statement containing the information required by law is first furnished to the Corporation's shareholders.

              C.           Consents to corporate action shall be valid for a maximum of 60 days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 407 of the Act. Consents may be revoked by written notice (i) to the Corporation, (ii) to the shareholder or shareholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the Corporation (the "Soliciting Shareholders"), or (iii) to a proxy solicitor or other agent designated by the Corporation or the Soliciting Shareholders.

              D.           Notwithstanding the foregoing, if independent counsel to the Corporation delivers to the Corporation a written opinion stating, or a court of competent jurisdiction determines, that this Article VI, or any portion thereof, is illegal with respect to any corporate action to be taken by written consent for which a consent has theretofore been delivered to the Corporation, in the manner provided in Section 407 of the Act, whether prior or subsequent to the date of the adoption of this Article VI, then this Article VI, or such portion thereof, as the case may be, shall after the date of such delivery of such opinion or such determination be null and void and of no effect with respect to any other corporate action to be taken by written consent.

ARTICLE VII.
BOARD OF DIRECTORS

              A.    AUTHORITY AND SIZE OF BOARD.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation that shall constitute the Board of Directors shall be determined from time to time by resolution adopted by the affirmative vote of:

                      1.           At least eighty percent (80%) of the Board of Directors, and

                      2.           A majority of the Continuing Directors (as hereinafter defined).

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              B.    CLASSIFICATION OF BOARD AND FILLING OF VACANCIES.    Subject to applicable law, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively with each class to be as nearly equal in number as possible. At each annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be duly elected and qualified or their resignation or removal. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the Continuing Directors (as hereinafter defined) and an 80% majority of all of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which the director was chosen and until his or her successor shall be duly elected and qualified or his resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

              C.    REMOVAL OF DIRECTORS.    No director of the Corporation may be removed without cause. Any one or more directors of the Corporation may be removed for cause, but only by the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock") voting together as a single class.

              D.    CERTAIN DEFINITIONS.    For the purposes of this Article VII:

                      1.           A "person" shall mean any individual, firm, corporation or other entity.

                      2.           "Interested Shareholder" shall mean any person, other than the Corporation, any Subsidiary, or any Affiliate of a member of the Board of Directors of the Company as constituted on the date of the filing of these Amended and Restated Articles of Incorporation with the Corporations Division, Corporations, Securities and Commercial Licensing Bureau of the Michigan Department of Licensing and Regulatory Affairs (the "Corporation Division"), who or which:

                              (a)         is the beneficial owner, directly or indirectly, of ten percent 10% or more of the voting power of the outstanding Voting Stock; or

                              (b)         is an Affiliate of the Corporation and at any time within the two year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

                              (c)          is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

                      3.           "Beneficial owner" shall have the respective meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

                      4.           For the purposes of determining whether a person is an Interested Shareholder pursuant to item 2 of this paragraph D, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of item 2 of this paragraph D but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

4

                      5.           "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date this Article VII of these Amended and Restated Articles of Incorporation is filed with the Corporation Division.

                      6.           "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph 2 of this Section D, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                      7.           "Continuing Director" means any member of the Board of Directors who is unaffiliated with an Interested Shareholder and was a member of the Board of Directors prior to the time that an Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with an Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board of Directors.

              E.    POWERS OF CONTINUING DIRECTORS.    A majority of the Continuing Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VII, including without limitation (i) whether a person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by any person and (iii) whether a person is an Affiliate or Associate of another; and the good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article VII.

              F.    NOMINATIONS.

                              (a)         Nominations for election to the Board of Directors at a meeting of shareholders may be made by the Board of Directors or by a committee thereof, or by any shareholder of the Corporation entitled to vote for the election of directors at such meeting. Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered, transmitted electronically, or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation, and received in the case of an annual meeting, not less than 120 days nor more than 180 days prior to the anniversary date of the immediately preceding annual meeting of the shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 20 days before or after such anniversary date, such notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting is mailed, transmitted electronically, or public disclosure of the date of the annual meeting is made, whichever first occurs. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder of the Corporation may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of such special meeting, if the shareholder's notice required by this paragraph F shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which such notice of the date of the special meeting is mailed, transmitted electronically, or public disclosure of the date of the special meeting is made, whichever first occurs. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described in this paragraph F.

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                              (b)         Such notice shall set forth (i) as to each proposed nominee (1) the name, date of birth, business address, and residence address of such nominee, (2) the principal occupation or employment of such nominee during the past five years, (3) the number of shares of stock of the Corporation which are beneficially owned by such nominee, and (4) any other information concerning such nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including such person's written consent to be named as a nominee and to serve as a director if elected), and (ii) as to the shareholder giving the notice (1) the name and address of such shareholder, as they appear on the Corporation's books, (2) the class or classes and number(s) of shares of the Corporation which are beneficially owned by such shareholder, (3) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, and (4) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Article VII. The officer presiding over a meeting of shareholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, the presiding officer shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE VIII.
LIMITED LIABILITY OF DIRECTORS

              The liability to the Corporation and its shareholders of each and every person who is at any time a director of the Corporation for acts or omissions in such person's capacity as a director is and shall be limited and eliminated to the full extent authorized or permitted by the Act, as it now exists or may hereafter be amended. Any amendment, alteration or repeal of this Article VIII by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation for or with respect to any act or omission of such director occurring prior to, or at the time of, such amendment, alteration or repeal.

ARTICLE IX.
INDEMNIFICATION

              A.    INDEMNIFICATION OF DIRECTORS AND OFFICERS, ETC.    Directors and executive officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation, a subsidiary or otherwise) in which a director or executive officer is a witness or which is brought against a director or executive officer in his or her capacity as a director, officer, employee, agent or fiduciary of the Corporation or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the director or executive officer was serving at the request of the Corporation. Persons who are not directors or executive officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself, any such director, executive officer or other person against any liability asserted against him or her and incurred by him or her in respect of such service whether or not the Corporation would have the power to indemnify him or her against such liability by law or under the provisions of this

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Article IX. The provisions of this Article IX shall be applicable to actions, suits or proceedings, arising from acts or omissions occurring before or after the filing of these Amended and Restated Articles of Incorporation with the Corporation Division, and to directors, executive officers and other persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors and administrators of the directors, executive officers and other persons referred to in this Article IX. The right of indemnity provided pursuant to this Article IX shall not be exclusive and the Corporation may provide indemnification to any person, by agreement or otherwise, on such terms and conditions as the Board of Directors may approve that are not inconsistent with the Act (or other law). Any amendment, alteration, modification, repeal or adoption of any provision in the Articles of Incorporation inconsistent with this Article IX shall not adversely affect any indemnification right or protection of a director or executive officer of the Corporation existing at the time of such amendment, alteration, modification, repeal or adoption.

ARTICLE X.
AMENDMENT

              Notwithstanding anything contained in these Amended and Restated Articles of Incorporation to the contrary, the affirmative vote of at least 80% of the outstanding shares of Voting Stock, voting as a single class, shall be required to amend or repeal Article VI, Article VII, Article VIII, Article IX or Article X of these Amended and Restated Articles of Incorporation or to adopt any provision inconsistent therewith, unless, such amendment or repeal or inconsistent provision has been recommended for approval by at least 80% of all directors then holding office and by a majority of the Continuing Directors. The term "Continuing Directors" is defined in Article VII.

              These Amended and Restated Articles of Incorporation were duly adopted on the            day of                                    , in accordance with the provisions of Section 642 of the Act by the shareholders of the Corporation. The necessary number of shares required by statute was voted in favor of these Amended and Restated Articles of Incorporation.

              The undersigned, being an authorized representative of the Corporation has signed these Amended and Restated Articles of Incorporation on the                        day of                                    .

MACKINAC FINANCIAL CORPORATION
By:
Name:
Title:

Name of person or organization remitting fees:
 HONIGMAN MILLER SCHWARTZ AND COHN LLP
Preparer's name and business telephone number:
Phillip D. Torrence, Esq.
(269) 337-7702

ACTIVE.14637115.1

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REVOCABLE PROXY

MACKINAC FINANCIAL CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints Paul D. Tobias and Kelly W. George, or either of them, with power of substitution in each, proxies to vote, as designated hereon, all of the undersigned’s shares of Common Stock of MACKINAC FINANCIAL CORPORATION, at the Annual Meeting of Shareholders to be held at The Townsend Hotel, 100 Townsend Street, Birmingham, MI 48009, on May 28, 2014, at 11:00 a.m., EDT and any and all adjournments thereof:

Mark here if you no longer wish to receive paper annual meeting materials and instead view them online.	☐

Mark here if you plan to attend the meeting.	☐

Mark here for address change.	☐

Comments:

FOLD HERE — PLEASE DO NOT DETACH — PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

			With-	For All
		For	hold	Except
1.	Election of four (4) Directors	☐	☐	☐
(except as marked to the contrary below):
Dennis B. Bittner
Joseph D. Garea Kelly W. George
L. Brooks Patterson

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain
2.	A PROPOSAL TO APPROVE THE AMENDED AND RESTATED ARTICLES OF INCORPORATION.	☐	☐	☐

		For	Against	Abstain
3.	A PROPOSAL TO APPROVE IN A NON-BINDING ADVISORY VOTE THE CORPORATION’S COMPENSATION OF EXECUTIVES, AS DISCLOSED IN THE PROXY STATEMENT FOR THE ANNUAL MEETING.	☐	☐	☐

		For	Against	Abstain
4.	TO RATIFY THE APPOINTMENT OF PLANTE & MORAN, PLLC AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2014.	☐	☐	☐

		For	Against	Abstain
5.	TO ADJOURN THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IIN FAVOR OF PROPOSAL 2.	☐	☐	☐

6.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

The Board of Directors recommends a vote “FOR” the nominees listed above and “FOR” proposals 2, 3 and 5, and for the ratification of proposal 4.

Properly executed proxies will be voted as marked and, if not marked, will be voted “FOR” all proposals.

YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly returning your completed proxy in the enclosed postage-paid envelope which is addressed to our tabulation service at:

Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016-3572

Please be sure to date and sign this proxy card in the box below.

Date

Sign above	Co-holder (if any) sign above

Please date, sign exactly as your name appears hereon, and mail promptly in the enclosed envelope which requires no postage if mailed in the United States. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. If shares are held jointly both owners must sign.

QuickLinks

130 South Cedar Street Manistique, Michigan 49854 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held May 28, 2014
130 South Cedar Street Manistique, Michigan 49854 April , 2014 PROXY STATEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL NO. 2: APPROVAL OF AMENDED AND RESTATED ARTICLES OF INCORPORATION
PROPOSAL NO. 3: NON-BINDING, ADVISORY VOTE ON COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL 5: ADJOURNMENT OF ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF PROPOSAL 2
EXECUTIVE OFFICERS
BOARD OF DIRECTORS MEETINGS AND COMMITTEES
Compensation of Directors and Executive Officers
Summary Compensation Table
Narrative Disclosure to Summary Compensation Table
2013 Outstanding Equity Awards at Fiscal Year-End Table
2013 Director Compensation Table
AUDIT COMMITTEE REPORT
Audit Committee
INDEBTEDNESS OF AND TRANSACTIONS WITH MANAGEMENT
BENEFICIAL OWNERSHIP OF COMMON STOCK
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING
OTHER MATTERS
  APPENDIX A
AMENDED AND RESTATED ARTICLES OF INCORPORATION OF MACKINAC FINANCIAL CORPORATION
ARTICLE I. NAME
ARTICLE II. PURPOSE
ARTICLE III. REGISTERED OFFICE AND RESIDENT AGENT
ARTICLE IV. AUTHORIZED STOCK AND RELATIVE RIGHTS
ARTICLE V. COMPROMISE, ARRANGEMENT OR PLAN OF REORGANIZATION
ARTICLE VI. SHAREHOLDER ACTION BY WRITTEN CONSENT
ARTICLE VII. BOARD OF DIRECTORS
ARTICLE VIII. LIMITED LIABILITY OF DIRECTORS
ARTICLE IX. INDEMNIFICATION
ARTICLE X. AMENDMENT